UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2014

NV5 Holdings, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35849	45-3458017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Park Road, Suite 350
Hollywood, Florida	33021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 495-2112

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2014, NV5 Holdings, Inc., a Delaware corporation (“NV5”), entered into a Business Loan Agreement (the “Loan Agreement”) with Western Alliance Bank, an Arizona corporation (“Western Alliance”), as lender. The Loan Agreement provides for a two-year, $8 million revolving credit facility with a maturity date of January 31, 2016. The interest rate is prime rate plus 0.50% with a minimum of 3.75%. NV5 has the right to prepay loans under the Loan Agreement, in whole or in part, at any time, without the payment of any prepayment premium. The Loan Agreement contains a cross default and cross collateralization provision with that certain Business Loan Agreement (Loan Number 0901122297), dated July 6, 2010, as amended by that certain Change in Terms Agreement dated March 14, 2012 and that certain Change in Terms Agreement dated January 30, 2014. The Loan Agreement contains certain financial covenants, including an annual maximum debt to tangible net worth ratio of 4.00:1.00 as of December 31, 2013 and 8.5:1 for each annual period ending on the last day of each fiscal year thereafter. In addition, the Loan Agreement contains an annual minimum debt service coverage ratio equal to 1.50:1.00 for each annual period ending on the last day of the fiscal year beginning December 31, 2013. The Loan Agreement also contains financial reporting covenant provisions.

The Loan Agreement is guaranteed by (i) NV5 Global, Inc. (formerly known as NV5, Inc.), a Delaware corporation and wholly owned subsidiary of NV5 (“NV5 Global”), (ii) Nolte Associates, Inc., a California corporation and wholly owned subsidiary of NV5 (“Nolte Associates”), and (iii) Mr. Dickerson Wright, the Chairman, Chief Executive Officer and President of NV5. The Loan Agreement is secured by a first priority lien on substantially all of the assets of NV5, NV5 Global, and Nolte Associates.

The Loan Agreement also includes other covenants, representations, warranties, indemnities, and events of default that are customary for facilities of this type.

The foregoing description of the Loan Agreement is qualified in its entirety by the Loan Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the Loan Agreement, on January 31, 2014, NV5 terminated its (i) Business Loan Agreement (Loan Number 0909121377), dated September 19, 2012, between NV5 Global, as borrower, and Western Alliance (formerly known as Torrey Pines Bank), as lender, and (ii) Business Loan Agreement (Loan Number 0909122289), dated September 19, 2012, between Nolte Associates, as borrower, and Western Alliance (formerly known as Torrey Pines Bank), as lender. As of January 31, 2014, the outstanding balance on each of the Business Loan Agreement (Loan Number 0909121377) and Business Loan Agreement (Loan Number 0909122289) was $0 (zero).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 31, 2014, NV5 entered into the Loan Agreement. The description of the Loan Agreement set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Business Loan Agreement (Loan Number 0309136049), dated January 31, 2014, between NV5 Holdings, Inc., as borrower, and Western Alliance Bank, as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2014	NV5 HOLDINGS, INC.

	By:	/s/ Michael P. Rama
		Name:	Michael P. Rama
		Title:	Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Business Loan Agreement (Loan Number 0309136049), dated January 31, 2014, between NV5 Holdings, Inc., as borrower, and Western Alliance Bank, as lender.